ADDENDUM TO SCHEDULE A

                               COMMISSION SCHEDULE

               COLUMBUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT 1
               PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE CONTRACT

                                                                                            Percentage of
                                                                                         End of Policy Year
                                                 Percentage of Premium                 Unloaned Account Value
                                                 ---------------------                 ----------------------
Year 1                                        90% of target; 3% of excess                        0%
Years 2 - 6                                  4.5% of target; 3% of excess                       .25%
Years 7 - 12                                  3% of target; 3% of excess                        .25%
Years 13+                                                 0%                                    .15%

Chargeback Scale
------------------------------------------------------------------------------------------------------------------
# of Completed Months Inforce                 0-6        7         8          9          10        11         12
------------------------------------------------------------------------------------------------------------------
% of Commissions Recovered                    100        95        90         80         60        30         0
------------------------------------------------------------------------------------------------------------------


Agreed to this ___ day of January, 2001.

COLUMBUS LIFE INSURANCE COMPANY                  TOUCHSTONE SECURITIES, INC.


By:                                              By: ___________________________
    Lawrence L. Grypp, President                     Jill T. McGruder, President

                                                 And, its affiliated insurance
                                                  agencies:

COLUMBUS LIFE INSURANCE COMPANY                  IFS INSURANCE AGENCY, INC.


By: _____________________________________        By: ___________________________
    Mark A. Wilkerson, Senior Vice                   Jill T. McGruder, President
    President and Chief Marketing Officer
                                                 IFS AGENCY SERVICES, INC.


                                                 By: ___________________________
                                                     Jill T. McGruder, President

                                                 IFS AGENCY, INC.


                                                 By: ___________________________
                                                     Charles White, President